UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

StrongVest ETF Trust
 (Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization) 131 Plantation Ridge Drive, Suite 100 Mooresville, NC (Address of principal executive offices)	(See Next Page) (I.R.S. Employer Identification No.) 28117 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
CWA Income ETF, Shares of beneficial interest, no par value	BATS BZX Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.[ ]

Securities Act of 1933 and Investment Company Act of 1940 registration statement file numbers to which this form relates: 333-183155; 811-22732.
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest, no par value (“Shares”), of the following fund of StrongVest ETF Trust (the “Registrant”) to be registered hereunder is set forth in the Registrant’s Registration Statement on Form N-1A, as amended (“Registration Statement”) (Securities Act File No. 333-214020; Investment Company Act File No. 811-23196), as filed with the Securities and Exchange Commission which description is incorporated by reference. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Name of Fund	I.R.S. Employer Identification No.
CWA Income ETF	81-4766826

Item 2. Exhibits

Registrant’s Certificate of Trust, incorporated by reference to Exhibit (a)(1)(A) to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-214020; 811-23196), filed on October 7, 2016.

Registrant’s Agreement and Declaration of Trust, incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-1A, filed on October 7, 2016.

Registrant’s Bylaws, incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A, filed on October 7, 2016

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

STRONGVEST ETF TRUST

Date: March 23, 2017	By:	/s/ D. Kyle Cerminara
D. Kyle Cerminara
Sole Trustee